Exhibit 99.01

NEWS RELEASE

Westell Technologies Announces Appointment of Lead Independent Director

AURORA, IL, December 17, 2014 - Westell Technologies, Inc. (NASDAQ: WSTL), a leading provider of in-building wireless, intelligent site management, cell site optimization, and outside plant solutions, announces the appointment of J. Thomas Gruenwald as the Company’s Lead Independent Director, effective December 15, 2014. Mr. Gruenwald, an existing member of the Board of Directors since October 2013, also serves as Chairman of the Compensation Committee.

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About Westell Technologies
Westell Technologies, Inc., headquartered in Aurora, Illinois, is a leading provider of in-building wireless, intelligent site management, cell site optimization, and outside plant solutions focused on innovation and differentiation at the edge of telecommunication networks, where end users connect.  The Company’s comprehensive set of products and solutions enable telecommunication service providers, cell tower operators, and other network operators to reduce operating costs and improve network performance.  With millions of products successfully deployed worldwide, Westell is a trusted partner for transforming networks into high quality, reliable systems.  For more information, please visit www.westell.com.

Westell Contact:
Jennifer Davis
Director of Marketing and Communications
Westell Technologies
603-606-7740
jdavis@westell.com

Media Contact:
Jaymie Scotto & Associates (JSA)
1-866-695-3629 ext. 6
pr@jaymiescotto.com